As filed with the Securities and Exchange Commission on March 10, 1999

                      Registration No. 333-_____
-------------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
              _____________________________________________

                                FORM S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933
              _____________________________________________

                STARNET COMMUNICATIONS INTERNATIONAL INC.
           (Exact name of issuer as specified in its charter)

         Delaware                                       52-2027313
------------------------                           ----------------------
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification Number)

425 Carrall Street, Mezzanine Level, Vancouver, British Columbia, Canada
------------------------------------------------------------------------
V6B 6E3              (604) 685-7619
-----------------------------------
(Address and telephone number, of Registrant's principal executive offices)

                STARNET COMMUNICATIONS INTERNATIONAL INC.
                         1999 STOCK OPTION PLAN
                        (Full title of the plan)


                        Christopher H. Zacharias
                Starnet Communications International Inc.
                   425 Carrall Street, Mezzanine Level
                    British Columbia, Canada  V6B 6E3
                             (604) 685-7619
        (Name, address and telephone number of agent for service)

                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------

==============================================================================================================
                                              Proposed Maxi-           Proposed Maxi-
 Title of Securities       Amount To           mum Offering            mum Aggregate            Amount of
 To Be Registered        Be Registered        Price Per Share*         Offering Price       Registration Fee
==============================================================================================================

==============================================================================================================
Common Shares            4,000,000              $4.00                    $16,000,000            $4,448
$.001 par value
==============================================================================================================

* Pursuant to Rules 457(c), the proposed maximum offering price per share is the average of the bid and asked prices as of March 5, 1999.

                                 PART II
                                 -------

                 INFORMATION NOT REQUIRED IN PROSPECTUS
                 --------------------------------------

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

     Starnet Communications International Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

          (a) The Company's Registration Statement on Form 10-SB, as amended, as declared effective by the Securities and Exchange Commission on August 19, 1997, including the description of the Company's Common Stock under the caption "Description of Securities";

          (b) The Company's Annual Report on Form 10-KSB and 10-KSBA for the year ended April 30, 1998;

          (c) The Company's Quarterly Reports on Form 10-QSB for the quarters ended July 31, 1998 and October 31, 1998; and

          (d) The Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 17, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, which documents shall be deemed incorporated by reference in this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

     Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

     Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     The Company's Bylaws require the Company to indemnify, to the fullest extent authorized by applicable law, any person who is or is threatened to be made a party to any civil, criminal, administrative, investigative, or other action or proceeding instituted or threatened by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer or another corporation, partnership, joint venture, trust or other enterprise.

     The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, directors and officers of the Company shall not be liable to the Company or any of its shareholders for damages caused by a breach of a fiduciary duty by such directors or officers.

     The above discussion of the Company's Certificate of Incorporation, Bylaws and the Delaware General Corporation Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

     Not Applicable.

Item 8.   EXHIBITS
          --------

     4.1   Articles of Incorporation of the Company(1)

     4.2   Bylaws of the Company(2)

     5.1* Opinion of Law Office of Reed & Reed, P.C. as to the legality of the Company's Common Stock being registered

     10.7* Starnet Communications International Inc. 1999 Stock Option Plan

     23.1* Consent of Ernst & Young

     23.2* Consent of Law Office of Reed & Reed, P. C. (contained in
           Exhibit 5.1)
_______

     *    Filed herewith.

     (1) Exhibit 4.1 is incorporated by reference from Exhibit 3.3 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 12, 1998.
     (2) Exhibit 4.2 is incorporated by reference from Exhibit 1 to the Company's Quarterly Report on Form 10-QSB for the period ended July 31, 1997.


Item 9.   UNDERTAKINGS
          ------------

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act each post-effective amendment shall be treated as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, Starnet Communications International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia on March 5, 1999.

                    STARNET COMMUNICATIONS INTERNATIONAL INC.


                              By:  /s/ Mark Dohlen
                                 ----------------------------------
                                 Mark Dohlen, Chief Executive Officer


                              By:  /s/ Jack Carley
                                 ----------------------------------
                                 Jack Carley, Principal Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: March 5, 1999           By:  /s/ Paul Giles
                                 ----------------------------------
                                 Paul Giles, Director


Date: March 5, 1999           By:  /s/ Mark Dohlen
                                 ----------------------------------
                                 Mark Dohlen, Director


Date: March 5, 1999           By:  /s/ Jack Carley
                                 ----------------------------------
                                 Jack Carley, Director


Date: March 5, 1999           By: /s/ Christopher Zacharias
                                 ----------------------------------
                                 Christopher Zacharias, Director



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